Exhibit 99.1

Contacts:	John Hertz	Robin Yim
	Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS FIRST QUARTER RESULTS

SAN JOSE, Calif., April 18, 2012—Novellus Systems, Inc. (NASDAQ: NVLS) today reported operating results for its first quarter ended March 31, 2012. Net sales for the first quarter were $326.7 million, up $44.0 million or 15.6 percent from fourth quarter 2011 net sales of $282.7 million, and down $86.5 million or 20.9 percent from first quarter 2011 net sales of $413.2 million. Net income for the first quarter was $44.4 million, or $0.59 per diluted share, up $5.9 million from fourth quarter 2011 net income of $38.5 million, or $0.56 per diluted share, and down $51.9 million from first quarter 2011 net income of $96.4 million, or $1.04 per diluted share.

First quarter 2012 results of operations include $2.3 million of costs incurred for the proposed merger with Lam Research Corporation and $0.2 million in restructuring charges. First quarter 2012 net income without those items was $46.0 million, or $0.61 per diluted share. Excluding certain charges, fourth quarter 2011 net income was $30.8 million, or $0.45 per diluted share, and first quarter 2011 net income was $96.5 million, or $1.04 per diluted share. A reconciliation to U.S. generally accepted accounting principles (“GAAP”) of our non-GAAP operating results is included below.

Bookings in the first quarter of 2012 were $361.7 million, up $74.6 million or 26.0 percent from fourth quarter 2011 bookings of $287.1 million. First quarter shipments of $319.2 million were up $42.7 million or 15.4 percent from $276.5 million in the fourth quarter of 2011. (1)

Cash, cash equivalents, and short-term investments at the end of the first quarter were $1.0 billion, an increase of $95.2 million or 10.4 percent from the fourth quarter 2011 ending balance of $918.7 million. Long-term investments and non-current restricted cash and cash equivalents at the end of the first quarter were $168.8 million, an increase of $2.7 million or 1.6 percent from the fourth quarter 2011 ending balance of $166.0 million. There were no share repurchases during the first quarter of 2012. Cash flows from operations during the first quarter of 2012 were $32.8 million, down $51.9 million or 61.3 percent from $84.7 million in the fourth quarter of 2011, and down $51.0 million or 60.9 percent from $83.8 million in the first quarter of 2011.

During the fourth quarter of 2011, we reached an agreement with the IRS regarding income tax refunds due to Novellus related to the 2006 and 2007 tax years. Due to the magnitude of the refunds, they are subject to approval by Congress’ Joint Committee on Taxation. If the Joint Committee were to approve the refunds, it would result in a tax benefit of approximately $16.0 million. As of March 31, 2012, the refunds are still under review by the Joint Committee. As a result, the $16.0 million benefit recognition has been deferred pending the Joint Committee’s final decision.

In accordance with the indenture governing our senior convertible notes, we have notified the holders of our senior convertible notes of the opening of the conversion window and their conversion rights in connection with the proposed merger with Lam Research Corporation. Accordingly, the carrying amount of senior convertible notes has been reclassified from noncurrent to current liabilities in our balance sheet. The excess of the amount of cash payable, if converted, over the carrying amount of the notes has been reclassified from permanent to temporary equity. Should the proposed merger not be completed or when the conversion period closes, 35 days after the completion of the proposed merger, all notes not converted will be reclassified back to noncurrent liabilities and the temporary equity will be reclassified back to permanent equity.

Richard S. Hill, Chairman and Chief Executive Officer, said “ Our track record for delivering strong financial performance remained on course with another solid quarter of earnings, thanks to the hard work and dedication of our employees and a culture driven by excellence.” Hill added, “With the integration planning between Novellus and Lam Research well underway, I’ve never been more confident that the combination of these two companies will create the most technologically and financially successful semiconductor capital equipment company in the industry, especially under the leadership team of Martin Anstice and Tim Archer.”

How to Find Further Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Lam Research Corporation (“Lam Research”) has filed with the SEC a registration statement on Form S-4 (File No. 333-179267) that includes a joint proxy statement of Lam Research and Novellus Systems, Inc. (“Novellus” or “Novellus Systems”) that also constitutes a prospectus of Lam Research. Lam Research and Novellus Systems have furnished the definitive version of the joint proxy statement/prospectus and other relevant documents to their respective security holders in connection with the proposed merger of Lam Research and Novellus Systems. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WE URGE SECURITY HOLDERS AND INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT LAM RESEARCH AND NOVELLUS SYSTEMS AND THE PROPOSED MERGER. The proposals for the merger are being made solely through the definitive version of the joint proxy statement/prospectus. In addition, a copy of the joint proxy statement/prospectus may be obtained free of charge from Lam Research Corporation, Investor Relations, 4650 Cushing Parkway, Fremont, CA 94538-6401, or from Novellus Systems, Investor Relations, 4000 North First Street, San Jose, CA 95134. Security holders will be able to obtain, free of charge, copies of the joint proxy statement/prospectus and S-4 Registration Statement and any other documents filed by Lam Research or Novellus Systems with the SEC in connection with the proposed merger at the SEC’s website at http://www.sec.gov, and at the companies’ websites at www.LamResearch.com and www.Novellus.com, respectively.

Forward-Looking Statements

This announcement contains, or may contain, “forward-looking statements” concerning Lam Research and Novellus Systems (together such companies and their subsidiaries being the “Merged Company”), which are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Generally, the words “believe,” “anticipate,” “expect,” “may,” “should,” “could,” and other future-oriented terms identify forward-looking statements. Forward-looking statements include, but are not limited to, (i) statements regarding the merger, including expected timing and benefits, and (ii) Novellus’ expectation that the merger will create the most technologically and financially successful semiconductor equipment company in the industry.

These forward-looking statements are based upon the current beliefs and expectations of the management of Novellus Systems and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Novellus Systems’ ability to control or estimate precisely and include, without limitation: the ability to obtain governmental or stockholder approvals of the merger or to satisfy other conditions to the merger on the proposed terms and timeframe; the effects of litigation, or potential litigation in connection with the merger or otherwise; possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; the ability to realize the expected synergies or other benefits from the transaction in the amounts or in the timeframe anticipated; the potential harm to customer, supplier, employee and other relationships caused by the announcement or closing of the merger; the ability to integrate Novellus Systems’ and Lam Research’s businesses in a timely and cost-efficient manner; uncertainties in the global economy and credit markets; unanticipated trends with respect to the cyclicality of the semiconductor industry; and rates of change in, future shipments, margins, market share, capital expenditures, revenue and operating expenses generally; volatility in quarterly results and in the stock price of the Merged Company; customer requirements and the ability to satisfy those requirements; customer capital spending and their demand for the Merged Company’s products; the ability to defend the Merged Company’s market share and to gain new market share; anticipated growth in the industry and the total market for wafer-fabrication and support equipment and the Merged Company’s growth relative to such growth; levels of research and development expenditures; the estimates made, and the accruals recorded, in order to implement critical accounting policies (including but not limited to the adequacy of prior tax payments, future tax liabilities and the adequacy of the Merged Company’s accruals relating to them); access to capital markets; the ability to manage and grow the Merged Company’s cash position; the sufficiency of the Merged Company’s financial resources to support future business activities (including but not limited to the repurchase program, operations, investments, debt service requirements and capital expenditures); inventory levels and inventory valuation adjustments; the impact of legal proceedings; unexpected shipment delays which adversely impact shipment volumes; inaccuracies related to the timing and satisfaction of remaining obligations related to vacated leases; the inability to recover the amortized cost of investments in auction-rate securities, market changes negatively affecting auction-rate securities and the government’s inability to guarantee the underlying securities; the inability to enforce the Merged Company’s patents and protect its trade secrets; and other risks and uncertainties, including those detailed in the registration statement on form S-4, and those additional risks and uncertainties detailed from time to time in Novellus Systems’ periodic reports (whether under the caption Risk Factors or Forward Looking Statements or elsewhere). Novellus Systems cannot give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither Novellus Systems nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required.

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Novellus Systems or the Merged Company, following the implementation of the merger or otherwise. No statement in this announcement should be interpreted to mean that the earnings per share, profits, margins or cash flows of the Merged Company for the current or future financial years would necessarily match or exceed the historical published figures.

Participants in the Solicitation

The directors and executive officers of Lam Research and Novellus Systems may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction. Lam Research has filed with the SEC a registration statement on Form S-4 (File No. 333-179267) that includes the joint proxy statement/prospectus. Information regarding Lam Research’s directors and executive officers and their respective interests in Lam Research by security holdings or otherwise is available in the joint proxy statement/ prospectus, its Annual Report on Form 10-K filed with the SEC on August 19, 2011 and its Proxy Statement on Schedule 14A filed with the SEC on September 19, 2011. Information regarding Novellus Systems’ directors and executive officers and their respective interests in Novellus Systems by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on February 24, 2012, as amended on March 23, 2012. Additional information regarding the interests of such potential participants is or will be included in the joint proxy statement/prospectus and registration statement, and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed transaction.

About Novellus:

Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com.

(1)

Bookings and shipments are non-GAAP measures; they are not in accordance with or an alternative for U.S. GAAP (generally accepted accounting principles) and may be different from similar measures used by other companies. For more information regarding non-GAAP measures, please see footnote (2).

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(In thousands, except per share amounts) (Unaudited)	March 31, 2012	December 31, 2011	March 26, 2011
Net sales	$326,722	$282,711	$413,185
Cost of sales	172,196	150,481	204,907

Gross profit	154,526	132,230	208,278

%	47.3%	46.8%	50.4%
Selling, general and administrative	49,626	36,556	49,340
Research and development	49,149	44,162	46,721
Restructuring charges, net	166	472	181

Total operating expenses	98,941	81,190	96,242

%	30.3%	28.7%	23.3%
Income from operations	55,585	51,040	112,036
%	17.0%	18.1%	27.1%
Interest income	1,403	1,414	1,497
Interest expense	(5,648)	(6,218)	(426)
Other income (expense)	(295)	524	(354)

Income before income taxes	51,045	46,760	112,753
Provision for income taxes	6,599	8,254	16,395

Net income	$44,446	$38,506	$96,358

Net income per share:
Basic	$0.63	$0.57	$1.07

Diluted	$0.59	$0.56	$1.04

Shares used in basic per share calculation	70,452	66,973	90,321

Shares used in diluted per share calculation	75,682	69,032	92,855

NOVELLUS SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (2)

	Three Months Ended
(In thousands, except per share amounts) (Unaudited)	March 31, 2012	December 31, 2011	March 26, 2011
Operating expenses—GAAP	$98,941	$81,190	$96,242
% of sales	30.3%	28.7%	23.3%
Adjustment for:
IAG building sale	—	6,662	—
Merger related costs	(2,293)	(3,736)	—
Restructuring charges	(166)	(472)	(181)
Benefit from Linear trial	—	5,569	—

Operating expenses excluding certain charges and benefits	$96,482	$89,213	$96,061

% of sales	29.5%	31.6%	23.2%
Operating income—GAAP	$55,585	$51,040	$112,036
% of sales	17.0%	18.1%	27.1%
Adjustment for:
IAG building sale	—	(6,662)	—
Merger related costs	2,293	3,736	—
Restructuring charges	166	472	181
Benefit from Linear trial	—	(5,569)	—

Operating income excluding certain charges and benefits	$58,044	$43,017	$112,217

% of sales	17.8%	15.2%	27.2%
Income before income taxes—GAAP	$51,045	$46,760	$112,753
Adjustment for:
IAG building sale	—	(6,662)	—
Merger related costs	2,293	3,736	—
Restructuring charges	166	472	181
Benefit from Linear trial	—	(5,569)	—

Income before income taxes excluding certain charges and benefits	$53,504	$38,737	$112,934

Provision for income taxes—GAAP	$6,599	$8,254	$16,395
Income tax effect of non-GAAP adjustments	915	(279)	68

Provision for income taxes excluding certain charges and benefits	$7,514	$7,975	$16,463

Net income—GAAP	$44,446	$38,506	$96,358
Adjustment for:
IAG building sale	—	(6,662)	—
Merger related costs	2,293	3,736	—
Restructuring charges	166	472	181
Benefit from Linear trial	—	(5,569)	—
Income tax effect of non-GAAP adjustments	(915)	279	(68)

Net income excluding certain charges and benefits	$45,990	$30,762	$96,471

Net income per diluted share—GAAP	$0.59	$0.56	$1.04
Adjustment for certain charges and benefits	0.02	(0.11)	0.00

Net income per diluted share excluding certain charges and benefits	$0.61	$0.45	$1.04

(2)

The discussion of bookings and shipments and the presentation of operating expenses, operating income, income before taxes, provision for income taxes, net income, and net income per diluted share, set forth in the table above, each excludes certain charges and benefits and are not in accordance with U.S. GAAP. These measures may differ from non-GAAP methods of accounting and reporting used by other companies. The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items, and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses.

Management uses certain non-GAAP measures to evaluate operating performance. We discuss these non-GAAP measures because we believe they provide additional insight into underlying operating results and prospects for the future, allowing investors to assess certain business trends in the same way that these trends are utilized by management in its financial and operational decision making. Shipments consist of products shipped to customers, without regard to net sales adjustments such as deferrals associated with customer acceptance. Bookings consist of current period orders less current period cancellations and other adjustments. We do not report bookings for systems with delivery dates more than 12 months from the latest balance sheet date. Shipments and bookings are used to forecast and plan future operations. Further, we believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results by excluding certain charges and benefits related to (i) the IAG building sale, (ii) merger related costs, (iii) restructuring charges, and (iv) certain legal expenses and benefits. These certain charges and benefits may not be indicative of our ongoing operations or economic performance.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	March 31, 2012	December 31, 2011
	(Unaudited)	*
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$1,013,971	$918,738
Accounts receivable, net	226,763	188,422
Inventories	225,838	213,869
Deferred taxes and other current assets	87,468	88,110

Total current assets	1,554,040	1,409,139
Property and equipment, net	206,473	208,764
Non-current restricted cash and cash equivalents	122,309	123,150
Long-term investments	46,469	42,891
Goodwill	125,135	124,685
Intangible and other assets	20,492	28,006

Total assets	$2,074,918	$1,936,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$232,100	$216,235
Senior convertible notes	273,070	0
Deferred profit	12,929	15,996

Total current liabilities	518,099	232,231
Senior convertible notes	0	272,172
Other long-term debt obligations	106,048	103,189
Long-term income taxes payable	66,422	66,425
Long-term deferred tax liabilities	118,857	123,088
Other liabilities	37,340	39,000

Total liabilities	846,766	836,105

Senior convertible notes	426,930	0
Shareholders’ equity:
Common stock	949,242	1,293,811
Accumulated deficit and accumulated other comprehensive loss	(148,020)	(193,281)

Total shareholders’ equity	801,222	1,100,530

Total liabilities and shareholders’ equity	$2,074,918	$1,936,635

*	The December 31, 2011 condensed consolidated balance sheet was derived from our audited consolidated financial statements.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(In thousands) (Unaudited)	March 31, 2012	March 26, 2011
Cash flows from operating activities:
Net income	$44,446	$96,358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,482	8,807
Deferred income taxes	4,079	10,475
Stock-based compensation	14,519	9,956
Excess tax benefit from stock-based compensation	(429)	(1,517)
Changes in operating assets and liabilities, net	(39,156)	(41,518)
Other	821	1,204

Net cash provided by operating activities	32,762	83,765

Cash flows from investing activities:
Net sales, maturities and purchases of investments	(272,574)	54,928
Capital expenditures	(5,240)	(5,039)
Increase (decrease) in restricted cash and cash equivalents	1,915	(4,895)

Net cash provided by (used in) investing activities	(275,899)	44,994

Cash flows from financing activities:
Proceeds from employee stock compensation plans	61,869	96,285
Net repayments of other debt obligations	(26)	(24)
Repurchases of common stock	(1,428)	(200,392)
Excess tax benefit from stock-based compensation	429	1,517

Net cash provided by (used in) financing activities	60,844	(102,614)

Effects of exchange rate changes on cash and cash equivalents	1,366	2,139

Net increase (decrease) in cash and cash equivalents	(180,927)	28,284
Cash and cash equivalents at the beginning of the period	524,901	247,055

Cash and cash equivalents at the end of the period	$343,974	$275,339